Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 18, 2014, relating to the consolidated financial statements of Netlist, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Netlist, Inc. and subsidiaries for the year ended December 28, 2013, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California
October 17, 2014